Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.333-194490, 333-203179, 333-210172, 333-216572 and 333-223589 on Form S-8 and Nos. 333-203180, 333-208651, 333-215457 and 333-223584 on Form S-3 of our report dated March 7, 2019, relating to the consolidated financial statements of Aquinox Pharmaceuticals, Inc. and subsidiary appearing in this Annual Report on Form 10-K of Aquinox Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

March 7, 2019